Exhibit 10.5
RESTRICTED STOCK AWARD AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2023 EQUITY INCENTIVE PLAN
lululemon athletica inc. (the “Company”) has granted to the Participant named below a Restricted Stock Award subject to the terms and conditions stated in this Agreement. The Award has been granted in accordance with Section 8 of the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms have the meanings given those terms in the Plan.

Participant:	[●]
Grant Date:	[●]
Grant Number:	[●]
Number of Shares:	[●], subject to adjustment as provided in this Agreement.
Purchase Price:	[●]
Vesting Commencement Date:	[●]
Vesting Schedule:	[●]
Recovery Policy:	The Award is subject to the terms and conditions of the Company’s Policy for Recovery of Incentive-Based Compensation, as amended from time to time and as filed with the SEC as an exhibit to the Company’s periodic reports on Form 10-K or Form 10-Q or current reports on Form 8-K.
By accepting this Award, the Participant (1) agrees that the Award is governed by the provisions of the Plan and this Agreement, both of which are made a part of this document, (2) acknowledges that copies of the Plan, this Agreement and the prospectus for the Plan are available to the Participant and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Agreement, (3) represents that the Participant has read and is familiar with the provisions of the Plan and this Agreement, and (4) hereby accepts the Award subject to all of their terms and conditions.
The Participant acknowledges the conditions of this Award and recognizes that the terms of the Plan and the Agreement contain provisions which may result in the termination, expiration or forfeiture of the Award, including, without limitation, with respect to the treatment of the Award and the Participant’s rights in respect thereof upon the cessation of the Participant’s Service as described in sections 2, 3 and 4 of the Agreement and 6 and 14 of the Plan. The Participant understands and acknowledges that the purpose of the Award, the Agreement and the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Restricted Stock Awards (RSAs).
By accepting this Award, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

1. Award of Restricted Shares. The Company hereby awards the Participant the number of shares of Restricted Stock shown above, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Shares”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.
2. Vesting of Restricted Shares. The Restricted Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2. While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.
(a) Vesting Based on Continued Service. 100% of the Restricted Shares will become nonforfeitable on the earlier of (1) the first anniversary of the Effective Date, or (2) the date of the Company’s next Annual General Meeting of Stockholders, provided that the Participant has remained in continuous service to the Company through such date.
(b) Unvested Shares Forfeited Upon Cessation of Service. Upon a cessation of the Participant’s service to the Company for any reason (1) any Restricted Shares that are not then nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (2) the Participant will have no further rights with respect to those Restricted Shares.
3. Issuance of Shares.
(a) The Company will cause the Restricted Shares to be issued in the Participant’s name either by book-entry registration or issuance of a stock certificate or certificates.
(b) While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. As soon as practicable following the time that any Restricted Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.
(c) If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described in Section 8.5 of the Plan and held in escrow by the Company’s secretary or designee. In addition, the Participant may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares. The Escrow shall continue with respect to any Restricted Shares for so long as such Restricted Shares remain forfeitable. At such time as those Restricted Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Participant if such shares are held in certificated form (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Restricted Shares).
4. Substitute Property. If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Participant by reason of the Participant’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or designee) and subject to the escrow described in Section 3(c), above.

5. Rights of Participant During Restricted Period. The Participant will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares while those Restricted Shares remain subject to forfeiture will be delivered to the Participant only if and when the Restricted Shares giving rise to such dividends or distributions become nonforfeitable.
6. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and resold in compliance with the requirements of any stock exchange or quotation system upon which the Restricted Shares are then listed or quoted, the Securities Act of 1933, and all other applicable laws.
7. Market Stand-Off.
(a) The Participant hereby agrees that, in connection with any registration under the Securities Act of any Stock, the Participant (and the Participant’s permitted transferees, if any) shall not sell or otherwise transfer (including through short-sales, hedging, or similar transactions) any Restricted Shares during the period that the Committee specifies (a “Holdback”); provided, however, that such period shall not exceed 180 days (or other such period that the underwriters reasonably require) following the effective date of the applicable registration statement filed under the Securities Act (the “Market Stand-Off Period”). Until the end of such Market Stand-Off Period, the Company may impose, with respect to any Restricted Shares held by the Participant or the Participant’s permitted transferee, stop-transfer instructions consistent with the foregoing restrictions.
(b) The Participant also agrees to be bound by any restriction agreed to by holders of not less than a majority of the then outstanding Stock (giving effect to the pro forma conversion of all outstanding preferred shares and other convertible securities and the pro forma exercise of all stock options, warrants and other rights, to the extent then exercisable).
(c) In addition, if any managing underwriter or book runner of any such offering or registration (the “Underwriter”) requests, the Participant will execute and deliver to the Underwriter such documents, agreements, and instruments that the Underwriter shall reasonably require to enable the Underwriter to obtain the benefit of the Holdback during the Market Stand-Off Period. In connection with the foregoing, the Participant hereby appoints the Company’s Chief Executive Officer as the Participant’s attorney-in-fact, with full power of substitution, to execute and deliver all documents, agreements and instruments to be executed and delivered by the Participant, and to take all actions to be taken by the Participant in each case in connection with effecting any Holdback.
8. Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the Restricted Shares. The Participant represents that (1) the Participant has had the opportunity to review with the Participant’s own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement, and (2) that Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands and agrees that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. The Plan. This Award is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form has been provided to the Participant and is also available for inspection during business hours by the Participant at the Company’s principal office. All questions of the interpretation and application of the Plan and the Participant shall be determined by the Committee and any such determination shall be final, binding and conclusive.
10. Entire Agreement. This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof.
11. Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
12. Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.
LULULEMON ATHLETICA INC.
________________________
By: [●]
Its: [●]